Exhibit 99.1

     ITT REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2006 OPERATING RESULTS;
                        REAFFIRMS SOLID OUTLOOK FOR 2007

     - Fourth quarter revenue up 11 percent to $2.1 billion on strong growth in all segments; organic revenue up 8 percent; strong cash flow performance.

     - Fourth quarter operating margins improve in commercial segments.

     - Full year 2006 revenues increase 11 percent to $7.8 billion; 10 percent organic revenue growth.

     - Dividend increasing by 27 percent to $0.56 per share.

    WHITE PLAINS, N.Y., Feb. 2 /PRNewswire-FirstCall/ -- ITT Corporation (NYSE:
ITT) today reported fourth quarter 2006 net income of $140.8 million or $0.75 per share, including the impact of special items of $3.4 million or $0.02 per share. Excluding special items, earnings from continuing operations were $0.73 per share. Fourth quarter 2006 revenue was $2.1 billion, up 11 percent over the fourth quarter last year.

    "We are quite pleased with our performance in the quarter and for 2006 as a whole," said Steve Loranger, Chairman, President and Chief Executive Officer. "We have delivered double-digit annual organic growth for three straight years, placing ITT in a leadership position among multi-industry companies. Our continuing organic growth demonstrates our ability to anticipate market needs with new products, to expand geographically and to compete in a wide range of markets. We believe our diverse range of products and attractive end markets also provide resilience to economic cycles. Based on our strong portfolio, coupled with our continuing improvement in operating performance, we believe we are well positioned to achieve our goals as we enter 2007."

    The company also announced that its Board of Directors had approved a 27 percent increase in the annual dividend on ITT's common shares from $0.44 per share to $0.56 per share effective April 1, 2007.

    Full Year 2006 Results

    Reported net income for 2006 was $581.1 million and full year reported earnings per share was $3.10, including the impact of special items. Excluding special items, earnings from continuing operations were $534.7 million or $2.85 per share, up 11 percent over 2005. As previously announced, 2006 fourth quarter operating results included a charge to net income of $25 million ($0.13 per share) in anticipation of resolution of a legal matter at the company's Night Vision business. Full year 2006 revenues were $7.8 billion, up 11 percent from the prior year. Organic revenue, which excludes the impact of acquisitions and currency translation, grew 10 percent in 2006. Free cash flow (defined as cash from operations before pension pre-funding net of tax, minus capital spending) was $669 million compared to $614 million in 2005.

    2007 Outlook

    "With our strong fourth quarter performance, we are confirming our full year guidance for 2007," Loranger said. "We continue to expect earnings per share of $3.30 - $3.38, an increase of 16 - 19 percent over full year 2006 operating results excluding special items. We expect to achieve revenues of $8.29 to $8.38 billion, with segment operating margins in the 13 percent range and free cash flow at or above our income from continuing operations."

    Primary Business Results

    Fluid Technology

    * Fourth quarter 2006 Fluid Technology revenue was $838.8 million, up $89 million or 12 percent from the previous year. Full year revenues were $3.1 billion up 10 percent over 2005. 2006 organic revenues grew 6 percent in the fourth quarter and 7 percent for the year.

    * Fourth quarter 2006 operating income was $108.2 million including the impact of restructuring. Excluding restructuring, fourth quarter operating income was up 17 percent over the same period in 2005 to $123.4 million. Full-year 2006 operating income was $370.6 million, including restructuring. Excluding restructuring, operating income was up 13 percent to $397.3 million over the same period in 2005.

    * Fourth quarter segment operating margin excluding restructuring increased 70 basis points over the prior year, reflecting a continued focus on lean initiatives, refinement of the manufacturing footprint, and global sourcing. The company anticipates continued margin improvement in Fluid Technology in 2007.

    * The company's water and wastewater businesses continued to grow organically, with growth in de-watering particularly robust in the quarter.

    Defense Electronics & Services

    * ITT's Defense Electronics & Services segment reported 2006 fourth quarter revenues of $952.3 million, up 10 percent over the same period in 2005, with full year revenues of $3.7 billion, up 13 percent over 2005. Organic revenue growth for Defense for the fourth quarter and full year was up 10 percent and 13 percent, respectively, over 2005. Revenue growth in the fourth quarter was driven by continued strong demand in Tactical Communications, Night Vision and Advanced Engineering and Sciences.

    * Operating income for the fourth quarter of 2006 including restructuring was $95.3 million and $404.3 million for the full year 2006. Excluding restructuring, operating income in the quarter declined 6 percent to $97.8 million, and was up 13 percent for the full year 2006 to $410.6 million. Fourth quarter 2006 operating income for Defense was negatively affected by a charge relating to the resolution of a legal matter involving the Night Vision business.

    * 2006 full year orders increased by 21 percent and order backlog was up 12 percent at year end compared to 2005. Both Advanced Engineering and Sciences and Electronic Systems businesses received over $100 million in orders during the fourth quarter of 2006.

    Motion & Flow Control

    * Starting with the fourth quarter 2006 results, ITT's Motion & Flow Control segment includes the Connectors business, formerly reported as part of Electronic Components. Electronic Components had also included the Switches business, which is reported in discontinued operations. Prior periods have been restated to reflect this change.

    * Fourth quarter 2006 revenues were $263.1 million, up 11 percent from the fourth quarter of 2005. Fourth quarter 2006 operating income for the segment including restructuring was $35.9 million. Excluding restructuring, fourth quarter operating income was $36.6 million, up 14 percent from the comparable period in 2005.

    * 2006 full year segment revenues rose 6 percent to $1.1 billion over 2005. On an organic basis, fourth quarter and full year revenues increased 6 percent compared to 2005. 2006 full year segment operating income including restructuring was $149.7 million. Excluding restructuring, operating income rose 7 percent to $166.2 million over 2005. This performance reflects both market share gains in the friction materials business, and strong order growth across all value centers.

    * Operating margins, excluding restructuring, increased by 30 basis points for the quarter and 10 basis points for the year compared to 2005.

    * Organic orders grew by 10 percent for the full year, compared to 2005.

    About ITT Corporation

    ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in the transport, treatment and control of water, wastewater and other fluids. The company plays a vital role in international security through its defense communications and electronics products; space surveillance and intelligence systems; and advanced engineering and related services. It also serves the growing leisure marine and electronic components markets with a wide range of products. Headquartered in White Plains, NY, the company generated $7.8 billion in 2006 sales. In addition to the New York Stock Exchange, ITT Corporation stock is traded on the Paris, London and Frankfurt exchanges.

    For free B-roll/video content and logo about ITT Corporation, please log onto www.thenewsmarket.com/ITT to preview and request video. You can receive broadcast-standard video quality digitally or by tape from this site. Registration and video are free to the media.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"):

    Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                        ITT CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                         (In millions, except per share)
                                   (Unaudited)

                                           Three Months           Twelve Months
                                              Ended                   Ended
                                           December 31,            December 31,
                                       ---------------------   ---------------------
                                         2006        2005        2006        2005
                                       ---------   ---------   ---------   ---------
Sales and revenues                     $ 2,051.3   $ 1,845.5   $ 7,807.9   $ 7,040.8

Costs of sales and revenues              1,458.9     1,281.3     5,618.4     5,072.6
Selling, general and administrative
 expenses                                  331.7       310.1     1,175.9     1,032.0
Research and development expenses           41.3        40.4       160.9       156.8
Restructuring and asset impairment
 charges                                    19.7        10.8        51.7        53.9
Total costs and expenses                 1,851.6     1,642.6     7,006.9     6,315.3

Operating income                           199.7       202.9       801.0       725.5
Interest expense                            25.4        23.1        86.2        75.0
Interest income                             10.6         6.4        25.4        42.7
Miscellaneous (income) expense, net         (0.7)        6.8        12.9        19.7
Income from continuing operations
 before income taxes                       185.6       179.4       727.3       673.5
Income tax expense                          63.7        56.9       227.6       144.7
Income from continuing operations          121.9       122.5       499.7       528.8
Cumulative effect of change in
 accounting principle, net of  tax
 benefit of $2.2                               -        (6.5)          -        (6.5)
Discontinued operations, net of tax         18.9      (200.0)       81.4      (162.8)
Net income (loss)                      $   140.8   $   (84.0)  $   581.1   $   359.5

Earnings Per Share:
Income from continuing operations:
  Basic                                $    0.66   $    0.66   $    2.71   $    2.86
  Diluted                              $    0.65   $    0.65   $    2.67   $    2.80
Cumulative effect of change in
 accounting principle:
  Basic                                $       -   $   (0.04)  $       -   $   (0.03)
  Diluted                              $       -   $   (0.04)  $       -   $   (0.03)
Discontinued operations:
  Basic                                $    0.10   $   (1.08)  $    0.44   $   (0.88)
  Diluted                              $    0.10   $   (1.06)  $    0.43   $   (0.86)
Net income (loss):
  Basic                                $    0.76   $   (0.46)  $    3.15   $    1.95
  Diluted                              $    0.75   $   (0.45)  $    3.10   $    1.91

Average Common Shares - Basic              184.0       184.5       184.3       184.6
Average Common Shares - Diluted            187.1       188.1       187.4       188.5

                        ITT CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)
                                   (Unaudited)

                                               December 31,   December 31,
                                                   2006           2005
                                               ------------   ------------
Assets
Current Assets:
  Cash and cash equivalents                    $      937.1   $      451.0
  Receivables, net                                  1,288.9        1,197.7
  Inventories, net                                    755.9          622.9
  Current assets of discontinued operations           183.0          474.4
  Deferred income taxes                                69.4           73.7
  Other current assets                                102.8           66.9
     Total current assets                           3,337.1        2,886.6

Plant, property and equipment, net                    833.0          782.0
Deferred income taxes                                 272.0           70.8
Goodwill, net                                       2,336.8        2,227.3
Other intangible assets, net                          213.2          211.5
Other assets                                          563.2          893.7
     Total assets                              $    7,555.3   $    7,071.9

Liabilities and Shareholders' Equity
Current Liabilities:
  Accounts payable                             $      929.4   $      751.5
  Accrued expenses                                    899.0          715.5
  Accrued taxes                                       168.3          192.8
  Current liabilities of discontinued
   operations                                          96.5          190.3
  Notes payable and current maturities of
   long-term debt                                     597.0          750.9
  Pension and postretirement benefits -
   Current Portion                                     68.9              -
  Other current liabilities                            47.9           10.0
     Total current liabilities                      2,807.0        2,611.0

Pension and postretirement benefits                   735.5          721.8
Long-term debt                                        500.4          516.0
Other liabilities                                     659.4          499.7
     Total liabilities                              4,702.3        4,348.5

Shareholders' equity                                2,853.0        2,723.4
     Total liabilities and shareholders'
      equity                                   $    7,555.3   $    7,071.9

                        ITT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)
                                   (Unaudited)

                                                       Twelve Months Ended
                                                          December 31,
                                                     -----------------------
                                                        2006         2005
                                                     ----------   ----------
Operating Activities
Net income                                           $    581.1   $    359.5
Cumulative effect of change in accounting
 principle                                                    -          6.5
(Income) loss from discontinued operations                (81.4)       162.8
Income from continuing operations                         499.7        528.8

Adjustments to income from continuing
 operations:
  Depreciation and amortization                           171.6        174.4
  Amortization of stock compensation                       22.9          1.5
  Restructuring and asset impairment charges, net          51.7         53.9
Payments for restructuring                                (43.4)       (42.0)
Change in receivables                                     (61.2)      (183.9)
Change in inventories                                    (101.4)       (26.2)
Change in accounts payable and accrued
 expenses                                                 246.4        120.5
Change in accrued and deferred taxes                       30.3         94.9
Change in other current and non-current
 assets                                                   (74.0)       (16.2)
Change in other non-current liabilities                    30.7          7.6
Other, net                                                  7.4         (0.4)
  Net cash - operating activities                         780.7        712.9

Investing Activities
Additions to plant, property and equipment               (177.1)      (164.4)
Acquisitions, net of cash acquired                        (89.5)       (69.0)
Proceeds from sale of assets and businesses               226.6         24.9
Other, net                                                 (6.3)        (2.2)
  Net cash - investing activities                         (46.3)      (210.7)

Financing Activities
Short-term debt, net                                     (155.6)        27.2
Long-term debt repaid                                     (13.3)       (17.6)
Long-term debt issued                                       0.5          0.4
Repurchase of common stock                               (210.0)      (334.4)
Proceeds from issuance of common stock                     69.0        151.9
Dividends paid                                            (77.6)       (65.6)
Tax benefit from stock option exercises                    16.7            -
Other, net                                                  0.1         (0.1)
  Net cash - financing activities                        (370.2)      (238.2)

Exchange Rate Effects on Cash and Cash
 Equivalents                                               50.6        (25.1)
Net Cash - Discontinued Operations Operating
 Activities                                                80.2        (31.3)
Net Cash - Discontinued Operations Investing
 Activities                                                (9.3)       (18.0)
Net Cash - Discontinued Operations Financing
 Activities                                                 0.4         (1.5)

Net change in cash and cash equivalents                   486.1        188.1
Cash and cash equivalents - beginning of year             451.0        262.9
Cash and Cash Equivalents - end of period            $    937.1   $    451.0

              ITT Corporation Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                           Fourth Quarter 2006 & 2005

                                  ($ Millions)

                                                                                       % Change
                                          Sales &        Sales &         Change          2006
                                          Revenues       Revenues       2006 vs.          vs.
                                          3M 2006        3M 2005          2005           2005
                                        ------------   ------------   ------------   ------------
                                                          (As Reported - GAAP)
ITT Corporation - Consolidated               2,051.3        1,845.5          205.8           11.2%

Fluid Technology                               838.8          749.8           89.0           11.9%
    Industrial & BioPharm Group                153.7          140.4           13.3            9.5%
    Wastewater                                 330.6          279.4           51.2           18.3%
    Advanced Water Treatment                   100.7          103.9           (3.2)          -3.1%
    Residential and Commercial Water
     Group                                     265.8          233.5           32.3           13.8%

Motion & Flow Control                          263.1          236.8           26.3           11.1%
    Aerospace Controls                          20.3           18.5            1.8            9.7%
    Friction Materials                          75.3           61.1           14.2           23.2%
    Connectors                                  93.9           88.5            5.4            6.1%

                                        Acqui-
                                        sition         FX          Adj.                     Change      % Change
                          Sales &       Contr-       Contr-      Sales &      Sales &        Adj.         Adj.
                          Revenues     ibution      ibution      Revenues     Revenues        06           06
                          3M 2006      3M 2006      3M 2006      3M 2006      3M 2005       vs. 05       vs. 05
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                         (As Adjusted - Organic)
ITT Corporation -
 Consolidated               2,051.3        (20.7)       (39.2)     1,991.4      1,845.5        145.9            8%

Fluid Technology              838.8        (16.7)       (28.4)       793.7        749.8         43.9            6%
     Industrial &
      BioPharm Group          153.7          0.0         (1.6)       152.1        140.4         11.7            8%
    Wastewater                330.6          0.0        (17.3)       313.3        279.4         33.9           12%
    Advanced Water
     Treatment                100.7        (16.0)        (3.5)        81.2        103.9        (22.7)         -22%
    Residential and
     Commercial
     Water Group              265.8         (0.7)        (6.4)       258.7        233.5         25.2           11%

Motion & Flow
 Control                      263.1         (0.3)       (10.8)       252.0        236.8         15.2            6%
    Aerospace
     Controls                  20.3         (0.3)         0.0         20.0         18.5          1.5            8%
    Friction
     Materials                 75.3          0.0         (5.3)        70.0         61.1          8.9           15%
   Connectors                  93.9          0.0         (2.4)        91.5         88.5          3.0            3%

              ITT Corporation Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                              Full Year 2006 & 2005

                                  ($ Millions)

                                                                         Change        % Change
                                          Sales &        Sales &          2006           2006
                                          Revenues       Revenues          vs.            vs.
                                          YTD 2006       YTD 2005         2005           2005
                                        ------------   ------------   ------------   ------------
                                                          (As Reported - GAAP)
ITT Corporation - Consolidated               7,807.9        7,040.8          767.1             11%

Defense Electronics & Services               3,659.3        3,224.2          435.1             13%
    ACD - Tactical Radios                      757.9          537.9          220.0             41%
    Space Systems                              626.8          634.5           (7.7)            -1%
    Advanced Engineering & Sciences            326.8          304.7           22.1              7%
    Electronic Systems                         371.7          358.0           13.7              4%
    Night Vision                               419.8          339.6           80.2             24%
    Systems                                   1164.3         1058.4          105.9             10%

Fluid Technology                             3,070.1        2,799.1          271.0             10%
    Industrial & BioPharm Group                586.5          552.3           34.2              6%
    Wastewater                               1,140.7          979.1          161.6             17%
    Advanced Water Treatment                   309.7          334.5          (24.8)            -7%
    Residential and Commercial Water
     Group                                   1,070.8          966.1          104.7             11%

Motion & Flow Control                        1,092.9        1,030.9           62.0              6%
    Aerospace Controls                          82.7           73.6            9.1             12%
    Marine & Leisure                           224.4          214.3           10.1              5%
    Friction Materials                         318.4          292.1           26.3              9%
    Koni Shocks                                 87.2           90.0           (2.8)            -3%
    Connectors                                 380.2          361.0           19.2              5%

                                                                         Change        % Change
                                                                          2006           2006
                                           Orders         Orders           vs.            vs.
                                          YTD 2006       YTD 2005         2005           2005
                                        ------------   ------------   ------------   ------------
Fluid Technology                             3,144.1        2,812.6          331.5             12%

Defense Electronics & Services               4,118.0        3,401.5          716.5             21%

Motion & Flow Control                        1,141.4        1,030.3          111.1             11%

                                        Acqui-
                                        sition         FX          Adj.                     Change      % Change
                          Sales &       Contr-       Contr-      Sales &      Sales &        Adj.         Adj.
                          Revenues     ibution      ibution      Revenues     Revenues        06           06
                          YTD 2006     YTD 2006     YTD 2006     YTD 2006     YTD 2005      vs. 05       vs. 05
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                         (As Adjusted - Organic)

ITT Corporation -
 Consolidated               7,807.9        (53.2)       (30.8)     7,723.9      7,040.8        683.1           10%

Defense Electronics
 & Services                 3,659.3         (3.7)        (0.1)     3,655.5      3,224.2        431.3           13%
    ACD - Tactical
     Radios                   757.9         (3.7)         0.0        754.2        537.9        216.3           40%
    Space Systems             626.8          0.0         (0.1)       626.7        634.5         (7.8)          -1%
    Advanced
     Engineering &
     Sciences                 326.8          0.0          0.0        326.8        304.7         22.1            7%
    Electronic
     Systems                  371.7          0.0          0.0        371.7        358.0         13.7            4%
    Night Vision              419.8          0.0          0.0        419.8        339.6         80.2           24%
    Systems                 1,164.3          0.0          0.0      1,164.3      1,058.4        105.9           10%

Fluid Technology            3,070.1        (49.2)       (28.9)     2,992.0      2,799.1        192.9            7%
    Industrial &
     BioPharm Group           586.5          0.0         (3.3)       583.2        552.3         30.9            6%
    Wastewater              1,140.7        (10.4)       (15.9)     1,114.4        979.1        135.3           14%
    Advanced Water
     Treatment                309.7        (37.5)        (1.6)       270.6        334.5        (63.9)         -19%
    Residential and
     Commercial
     Water Group            1,070.8         (1.3)        (8.5)     1,061.0        966.1         94.9           10%

Motion & Flow
 Control                    1,092.9         (0.3)        (1.8)     1,090.8      1,030.9         59.9            6%
    Aerospace
     Controls                  82.7         (0.3)         0.0         82.4         73.6          8.8           12%
    Marine & Leisure          224.4          0.0         (0.8)       223.6        214.3          9.3            4%
    Friction
     Materials                318.4          0.0         (1.3)       317.1        292.1         25.0            9%
    Koni Shocks                87.2          0.0         (0.4)        86.8         90.0         (3.2)          -4%
    Connectors                380.2          0.0          0.7        380.9        361.0         19.9            6%

                                        Acqui-
                                        sition         FX                                   Change      % Change
                                        Contr-       Contr-        Adj.                      Adj.         Adj.
                           Orders      ibution      ibution       Orders       Orders         06           06
                          YTD 2006     YTD 2006     YTD 2006     YTD 2006     YTD 2005      vs. 05       vs. 05
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                         (As Adjusted - Organic)
Fluid Technology            3,144.1        (34.3)       (26.8)     3,083.0      2,812.6        270.4           10%

Defense Electronics
 & Services                 4,118.0         (3.7)        (0.1)     4,114.2      3,401.5        712.7           21%

Motion & Flow
 Control                    1,141.4          0.0         (3.7)     1,137.7      1,030.3        107.4           10%

Note: Excludes intercompany eliminations.

             ITT Corporation Non-GAAP Press Release Reconciliation
        Segment Operating Income & OI Margin Adjusted for Restructuring
                         Fourth Quarter of 2006 & 2005

                                  ($ Millions)

                                                                 %            Q4         Adjust
                                    Q4 2006      Q4 2005       Change        2006       for 2006
                                       As           As         06 vs.         As        Restruc-
                                    Reported     Reported        05        Reported      turing
                                   ----------   ----------   ----------   ----------   ----------
Sales and Revenues:
Defense Electronics & Services          952.3        862.3                     952.3
Fluid Technology                        838.8        749.8                     838.8
Motion & Flow Control                   263.1        236.8                     263.1
Intersegment eliminations                (2.9)        (3.4)                     (2.9)
Total Sales and Revenues              2,051.3      1,845.5                   2,051.3

Operating Margin:
Defense Electronics & Services           10.0%        12.1%                     10.0%
Fluid Technology                         12.9%        12.9%                     12.9%
Motion & Flow Control                    13.6%        12.4%                     13.6%
Total Ongoing Segments                   11.7%        12.5%                     11.7%

Income:
Defense Electronics & Services           95.3        104.2         -8.5%        95.3          2.5
Fluid Technology                        108.2         97.0         11.5%       108.2         15.2
Motion & Flow Control                    35.9         29.4         22.1%        35.9          0.7
Total Segment Operating Income          239.4        230.6          3.8%       239.4         18.4

                                                               Adjust         Q4        % Change
                                    Q4 2006      Q4 2005      for 2005       2005         Adj.
                                       As           As        Restruc-        As         06 vs.
                                    Adjusted     Reported      turing      Adjusted        05
                                   ----------   ----------   ----------   ----------   ----------
Sales and Revenues:
Defense Electronics & Services          952.3        862.3                     862.3
Fluid Technology                        838.8        749.8                     749.8
Motion & Flow Control                   263.1        236.8                     236.8
Intersegment eliminations                (2.9)        (3.4)                     (3.4)
Total Sales and Revenues              2,051.3      1,845.5                   1,845.5

Operating Margin:
Defense Electronics & Services           10.3%        12.1%                     12.1%        (180)BP
Fluid Technology                         14.7%        12.9%                     14.0%          70 BP
Motion & Flow Control                    13.9%        12.4%                     13.6%          30 BP
Total Ongoing Segments                   12.6%        12.5%                     13.1%         (50)BP

Income:
Defense Electronics & Services           97.8        104.2          0.0        104.2           -6%
Fluid Technology                        123.4         97.0          8.1        105.1           17%
Motion & Flow Control                    36.6         29.4          2.7         32.1           14%
Total Segment Operating Income          257.8        230.6         10.8        241.4            7%

             ITT Corporation Non-GAAP Press Release Reconciliation
        Segment Operating Income & OI Margin Adjusted for Restructuring
                            Full Year of 2006 & 2005

                                  ($ Millions)

                                                                    %             YTD           Adjust
                                   YTD 2006       YTD 2005        Change          2006         for 2006
                                      As             As           06 vs.           As          Restruc-
                                   Reported       Reported          05          Reported        turing
                                 ------------   ------------   ------------   ------------   ------------
Sales and Revenues:
Defense Electronics & Services        3,659.3        3,224.2                       3,659.3
Fluid Technology                      3,070.1        2,799.1                       3,070.1
Motion & Flow Control                 1,092.9        1,030.9                       1,092.9
Intersegment eliminations               (14.4)         (13.4)                        (14.4)
Total Sales and Revenues              7,807.9        7,040.8                       7,807.9

Operating Margin:
Defense Electronics & Services           11.0%          11.3%                         11.0%
Fluid Technology                         12.1%          11.4%                         12.1%
Motion & Flow Control                    13.7%          12.9%                         13.7%
Total Ongoing Segments                   11.8%          11.6%                         11.8%

Income:
Defense Electronics & Services          404.3          363.7           11.2%         404.3            6.3
Fluid Technology                        370.6          319.6           16.0%         370.6           26.7
Motion & Flow Control                   149.7          133.3           12.3%         149.7           16.5
Total Segment Operating Income          924.6          816.6           13.2%         924.6           49.5

                                                                                                  %
                                                                  Adjust          YTD           Change
                                   YTD 2006       YTD 2005       for 2005         2005           Adj.
                                      As             As          Restruc-          As           06 vs.
                                   Adjusted       Reported        turing        Adjusted          05
                                 ------------   ------------   ------------   ------------   ------------
Sales and Revenues:
Defense Electronics & Services        3,659.3        3,224.2                       3,224.2
Fluid Technology                      3,070.1        2,799.1                       2,799.1
Motion & Flow Control                 1,092.9        1,030.9                       1,030.9
Intersegment eliminations               (14.4)         (13.4)                        (13.4)
Total Sales and Revenues              7,807.9        7,040.8                       7,040.8

Operating Margin:
Defense Electronics & Services           11.2%          11.3%                         11.3%           (10)BP
Fluid Technology                         12.9%          11.4%                         12.5%            40 BP
Motion & Flow Control                    15.2%          12.9%                         15.1%            10 BP
Total Ongoing Segments                   12.5%          11.6%                         12.4%            10 BP


Income:
Defense Electronics & Services          410.6          363.7            0.0          363.7             13%
Fluid Technology                        397.3          319.6           31.6          351.2             13%
Motion & Flow Control                   166.2          133.3           21.9          155.2              7%
Total Segment Operating Income          974.1          816.6           53.5          870.1             12%

              ITT Corporation Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                          Fourth Quarter of 2006 & 2005

                       ($ Millions, except EPS and shares)

                                   Q4 2006      Q4 2006      Q4 2006      Q4 2005      Q4 2005     Q4 2005
                                     As         Adjust-        As           As         Adjust-        As
                                  Reported       ments      Adjusted     Reported       ments      Adjusted
                                 ----------   ----------   ----------   ----------   ----------   ----------
Segment Operating Income              239.4         18.4 #A     257.8        230.6         10.8 #E     241.4

Interest Income (Expense)             (14.8)           -        (14.8)       (16.7)         1.4 #F     (15.3)
Other Income (Expense)                  0.7            -          0.7         (6.8)           -         (6.8)
Gain on sale of Assets                    -            -            -            -            -            -
Corporate (Expense)                   (39.7)         1.3 #A     (38.4)       (27.7)           -        (27.7)

Income from Continuing
 Operations before Tax                185.6         19.7        205.3        179.4         12.2        191.6

Income Tax Items                       (2.4)         2.2 #B      (0.2)         3.4         (0.4)#G       3.0
Income Tax Expense                    (61.3)        (6.4)#C     (67.7)       (60.3)        (3.4)#H     (63.7)

Total Tax Expense                     (63.7)        (4.2)       (67.9)       (56.9)        (3.8)       (60.7)

Income from Continuing
 Operations                           121.9         15.5        137.4        122.5          8.4        130.9

Cumulative Effect of a
 Change in Accounting
 Principle                                                                    (6.5)         6.5 #I         -
Income (loss) from
 Discontinued Operations               18.9        (18.9)#D         -       (200.0)       200.0 #J         -

Net Income                            140.8         (3.4)       137.4        (84.0)       214.9        130.9

Diluted EPS                            0.75        (0.02)        0.73        (0.45)        1.15         0.70

                                             Change         Percent Change
                                          2006 vs. 2005     2006 vs. 2005
                                           As Adjusted       As Adjusted
                                         --------------    ----------------
Segment Operating Income


Interest Income (Expense)
Other Income (Expense)
Gain on sale of Assets
Corporate (Expense)

Income from Continuing Operations
 before Tax

Income Tax Items
Income Tax Expense

Total Tax Expense

Income from Continuing Operations

Cumulative Effect of a Change in
 Accounting Principle
Income (loss) from Discontinued
 Operations

Net Income                                          6.5                 5.0%

Diluted EPS                              $         0.03                 4.3%

#A - Remove Restructuring Expense of $18.4M & $1.3M.
#B - Remove Tax Charge of $2.2M and apply structural tax rate impact in Q4. #C - Remove Tax Benefit on Special Items of ($6.4M).
#D - Remove D.O. income of $18.9M.
#E - Remove Restructuring Expense of $10.8M
#F - Remove Interest Income due to Tax Refund ($1.4M).
#G - Remove Tax Items of ($3.4M) and apply structural tax rate impact in Q4. #H - Remove Tax Benefit on Special Items of ($3.4M).
#I - Remove Cumulative Effect of ($6.5M).
#J - Remove D.O. Expenses of ($200.0M).

              ITT Corporation Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                            Full Year of 2006 & 2005

                       ($ Millions, except EPS and shares)

                                                  YTD          YTD          YTD         YTD
                                  YTD 2006       2006         2006         2005         2005       YTD 2005
                                     As         Adjust-        As           As         Adjust-        As
                                  Reported      ments       Adjusted     Reported       ments      Adjusted
                                 ----------   ----------   ----------   ----------   ----------   ----------
Segment Operating
 Income                               924.6         49.5 #A     974.1        816.6         53.5 #E     870.1

Interest Income
 (Expense)                            (60.8)           -        (60.8)       (32.3)       (20.9)#F     (53.2)
Other Income (Expense)                (12.9)           -        (12.9)       (19.7)           -        (19.7)
Gain on sale of Assets                    -            -            -            -            -            -
Corporate (Expense)                  (123.6)         2.2 #A    (121.4)       (91.1)        (0.3)#E     (91.4)

Income from Continuing
 Operations before Tax                727.3         51.7        779.0        673.5         32.3        705.8

Income Tax Items                        0.2         (0.5)#B      (0.3)        68.8        (62.5)#G       6.3
Income Tax Expense                   (227.8)       (16.2)#C    (244.0)      (213.5)       (16.5)#H    (230.0)

Total Tax Expense                    (227.6)       (16.7)      (244.3)      (144.7)       (79.0)      (223.7)

Income from Continuing
 Operations                           499.7         35.0        534.7        528.8        (46.7)       482.1

Cumulative Effect of a
 Change in Accounting
 Principle                                                                    (6.5)         6.5 #I         -
Income (loss) from
 Discontinued
 Operations                            81.4        (81.4)#D         -       (162.8)       162.8 #J         -

Net Income                            581.1        (46.4)       534.7        359.5        122.6        482.1

Diluted EPS                            3.10        (0.25)        2.85         1.91         0.65         2.56

                                              Change        Percent Change
                                          2006 vs. 2005     2006 vs. 2005
                                           As Adjusted       As Adjusted
                                         --------------    ----------------
Segment Operating Income

Interest Income (Expense)
Other Income (Expense)
Gain on sale of Assets
Corporate (Expense)

Income from Continuing Operations
 before Tax

Income Tax Items
Income Tax Expense

Total Tax Expense

Income from Continuing Operations

Cumulative Effect of a Change in
 Accounting Principle
Income (loss) from Discontinued
 Operations

Net Income                                         52.6                10.9%

Diluted EPS                              $         0.29                11.3%


#A - Remove Restructuring Expense of $49.5M & $2.2M.
#B - Remove Tax Charge of $0.2M and apply structural tax rate impact in Q4. #C - Remove Tax Benefit on Special Items of ($16.2M).
#D - Remove D.O. income of $81.4M.
#E - Remove Restructuring Expense of $53.5M & $(0.3)M.
#F - Remove Interest Income due to Tax Refund ($20.9M).
#G - Remove Tax Items of ($68.8M) and apply structural tax rate impact in Q4. #H - Remove Tax Benefit on Special Items of ($16.5M).
#I - Remove Cumulative Effect of ($6.5M).
#J - Remove D.O. Expenses of ($162.8M).

SOURCE  ITT Corporation
    -0-                             02/02/2007
    /CONTACT: Tom Martin of ITT Corporation, +1-914-641-2157, tom.martin@itt.com/
    /Web site:  http://www.itt.com /
    (ITT)